EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-135359) pertaining to the IBERIABANK Corporation Retirement Savings Plan;

Registration Statement (Form S-8 No. 333-28859) pertaining to the IBERIABANK Corporation 1996 Stock Option Plan;

Registration Statement (Form S-8 No. 333-64402) pertaining to the IBERIABANK Corporation 2001 Incentive Compensation Plan;

Registration Statement (Form S-8 No. 333-117356) pertaining to the IBERIABANK Corporation Stock Purchase Warrants; and

Registration Statement (Form S-8 No. 333-130273) pertaining to the IBERIABANK Corporation 2005 Stock Incentive Plan

of our report dated March 14, 2008, included in the Annual Report on Form 10-K of IBERIABANK Corporation for the year ended December 31, 2007, with respect to the consolidated financial statements of IBERIABANK Corporation, and our report dated March 14, 2008, with respect to the effectiveness of internal control over financial reporting of IBERIABANK Corporation included in this Form 10-K/A.

/s/ Ernst & Young LLP

New Orleans, Louisiana

April 14, 2008